UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 4, 2008 (October 31, 2008)
CSB Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Ohio	0-21714	34-1687530

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

91 North Clay Street, P.O. Box 232, Millersburg, Ohio	44654

(Address of principal executive offices)	(Zip Code)
(330) 674-9015

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
Effective as of the close of business on October 31, 2008, CSB Bancorp, Inc. (“CSB”) completed the merger of Indian Village Bancorp, Inc. (“Indian Village”) with and into CSB (the “Merger”) pursuant to the terms of the Agreement and Plan of Merger dated as of May 14, 2008 (the “Merger Agreement”). Immediately following the Merger, Indian Village Community Bank (“Indian Village Bank”), an Ohio savings bank and wholly-owned subsidiary of Indian Village, was merged with and into The Commercial Savings Bank of Millersburg, Ohio (“Commercial and Savings Bank”), an Ohio commercial bank and wholly-owned subsidiary of CSB. As a result of this merger, the three full-service banking offices of Indian Village Bank, located in Gnadenhutten, New Philadelphia and North Canton, Ohio, became full-service banking offices of Commercial and Savings Bank.
As a result of the Merger and in accordance with the terms of the Merger Agreement, each of the 411,179 shares of Indian Village common stock outstanding at the time of the Merger (excluding the shares held in the Indian Village Community Bank 401(k) Plan (the “Indian Village 401(k) Plan”) and certain shares held in the Indian Village Community Bank Employee Stock Ownership Plan (the “Indian Village ESOP”)) was converted into the right to receive a combination of $4.375 in cash and 0.7611 CSB common shares. In accordance with the terms of the Merger Agreement, 8,360 shares of Indian Village common stock held in the Indian Village 401(k) Plan were redeemed immediately prior to the Merger for cash in the amount of $17.50 per share, and 9,573 shares of Indian Village common stock held in the unallocated account of the Indian Village ESOP were converted into the right to receive cash in the amount of $17.50 per share as a result of the Merger.
CSB expects to pay to the Indian Village shareholders aggregate consideration consisting of approximately $2.1 million in cash and approximately 312,949 CSB common shares in exchange for the shares of Indian Village common stock described above (including the shares held in the Indian Village 401(k) Plan and the Indian Village ESOP).
Pursuant to the Merger Agreement, each outstanding option to purchase shares of Indian Village common stock which was not exercised in accordance with the terms of the Merger Agreement was cancelled at the effective time of the Merger and converted into the right to receive an amount in cash equal to the product of (1) the difference between $17.50, less the exercise price of each such option, multiplied by (2) the number of shares of Indian Village common stock subject to such option. Immediately prior to the effective time of the Merger, Indian Village had outstanding options covering an aggregate of 21,584 shares of Indian Village common stock. CSB expects to pay approximately $116,554 to cash out these options in accordance with the terms of the Merger Agreement.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.
The financial statements of Indian Village Bancorp, Inc. for the periods specified in the applicable provisions of Regulation S-X will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date of this Current Report on Form 8-K.
(b)	Pro Forma Financial Information.
The pro forma financial information required by the applicable provisions of Regulation S-X will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date of this Current Report on Form 8-K.

(c)	Shell Company Transactions.
Not Applicable.
(d)	Exhibits.
The following exhibits are being filed with this Current Report on Form 8-K or incorporated into this Current Report on Form 8-K by reference:

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of May 14, 2008, by and between CSB Bancorp, Inc. and Indian Village Bancorp, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K of CSB Bancorp, Inc., dated May 14, 2008 and filed on May 16, 2008 (File No. 0-21714))

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signature on following page.]

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 4, 2008

CSB BANCORP, INC.
By:	/s/ Paula J. Meiler
Paula J. Meiler
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of May 14, 2008, by and between CSB Bancorp, Inc. and Indian Village Bancorp, Inc. (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K of CSB Bancorp, Inc., dated May 14, 2008 and filed on May 16, 2008 (File No. 0-21714))

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